UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 4, 2012 Champion Industries, Inc.’s (“Champion”) wholly owned subsidiaries Donihe Graphics, Inc and The Merten Company (collectively, the “Sellers”) sold substantially all the machinery and equipment of Donihe Graphics, Inc, headquartered in Kingsport, Tennessee  and The Merten Company, headquartered in Cincinnati, Ohio to Graphics International, LLC., a North Carolina limited liability company (“Buyer”) pursuant to an Asset Purchase Agreement among Sellers and Buyer dated November 30, 2012 (the “Agreement”).  Sellers received approximately $1,100,000 or $1,050,000 net of selling commissions in cash at closing, with another $175,000 due if certain real estate located in Kingsport, Tennessee is sold to Buyer prior to December 25, 2012. The proceeds of this transaction were utilized to pay the Bullet Note issued by Champion pursuant to the terms of the First Amended and Restated Credit Agreement dated October 19, 2012 among Champion and various lenders from time to time party thereto and Fifth Third bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

The Agreement contains representations and warranties, covenants and indemnification provisions common to transactions of its nature.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: December 5, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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